Exhibit 99.1

CERTAIN LITIGATION MATTERS AND RECENT DEVELOPMENTS

As described in Item 3. Legal Proceedings of this Form 10-K and Note 22. Contingencies (“Note 22”) to Altria Group, Inc.’s consolidated financial statements, there are legal proceedings covering a wide range of matters pending or threatened in various United States and foreign jurisdictions against Altria Group, Inc., its subsidiaries, including Philip Morris USA Inc. (“PM USA”), and their respective indemnitees. Various types of claims are raised in these proceedings, including product liability, consumer protection, antitrust, tax, contraband shipments, patent infringement, employment matters, claims for contribution and claims of competitors and distributors. Pending claims related to tobacco products generally fall within the following categories: (i) smoking and health cases alleging personal injury brought on behalf of individual plaintiffs, (ii) smoking and health cases primarily alleging personal injury or seeking court-supervised programs for ongoing medical monitoring and purporting to be brought on behalf of a class of individual plaintiffs, including cases in which the aggregated claims of a number of individual plaintiffs are to be tried in a single proceeding, (iii) health care cost recovery cases brought by governmental (both domestic and foreign) and non-governmental plaintiffs seeking reimbursement for health care expenditures allegedly caused by cigarette smoking and/or disgorgement of profits, (iv) class action suits alleging that the uses of the terms “Lights” and “Ultra Lights” constitute deceptive and unfair trade practices, common law fraud or RICO violations, (v) international cases, and (vi) other tobacco-related litigation.

The following lists certain of the pending claims against Altria Group, Inc., PM USA and/or UST LLC (“UST”) and/or UST’s subsidiaries included in these categories. Certain developments in these cases since October 26, 2009 are also described.

SMOKING AND HEALTH LITIGATION

The following lists the consolidated individual smoking and health cases as well as smoking and health class actions pending against PM USA and, in some cases, Altria Group, Inc. and/or its other subsidiaries and affiliates, as of February 19, 2010, and describes certain developments in these cases since October 26, 2009. See International Cases below for a reference to one individual smoking and health action pending in Israel and four smoking and health class actions pending in Canada.

Consolidated Individual Smoking and Health Cases

In re: Tobacco Litigation (Individual Personal Injury cases), Circuit Court, Ohio County, West Virginia, consolidated January 11, 2000. In West Virginia, all smoking and health cases in state court alleging personal injury have been transferred to the State’s Mass Litigation Panel. The transferred cases include individual cases and putative class actions. All individual cases filed in or transferred to the court by September 13, 2000 were consolidated for pretrial proceedings and trial. John Middleton Co. and U.S. Smokeless Tobacco Company were named as defendants in this action but they, along with other non-cigarette manufacturers, have been severed from this case. Currently pending are 711 civil actions (of which 405 are actions against PM USA). In December 2005, the West Virginia Supreme Court of Appeals ruled that the United States Constitution does not preclude a trial in two phases in this case. Issues related to defendants’ conduct, plaintiffs’ entitlement to punitive damages and a punitive damages multiplier, if any, would be determined in the first phase. The second phase would consist of individual trials to determine liability, if any, and compensatory damages. In May 2007, the trial court denied defendants’ motion to vacate the trial court’s trial plan based on the United States Supreme Court’s decision in Williams v. Philip Morris. In November 2007, the West Virginia Supreme Court of Appeals denied defendants’ renewed motion for review of the trial plan. In December 2007, defendants filed a petition for writ of certiorari with the United States Supreme Court, which was denied in February 2008. The first phase of the trial is now scheduled for June 1, 2010.

Flight Attendant Litigation

The settlement agreement entered into in 1997 in the case of Broin, et al. v. Philip Morris Companies Inc., et al., which was brought by flight attendants seeking damages for personal injuries allegedly caused by environmental tobacco smoke, allows members of the Broin class to file individual lawsuits seeking compensatory damages, but prohibits them from seeking punitive damages. In October 2000, the trial court ruled that the flight attendants will not be required to prove the substantive liability elements of their claims for negligence, strict liability and breach of implied warranty in order to recover damages, if any, other than establishing that the plaintiffs’ alleged injuries were caused by their exposure to environmental tobacco smoke and, if so, the amount of compensatory damages to be awarded. Defendants’ initial appeal of this ruling was dismissed as premature. Defendants appealed the October 2000 rulings in connection with their appeal of the adverse jury verdict in the French case. In December 2004, the Florida Third District Court of Appeal affirmed the judgment awarding plaintiff in the French case (Lorillard Tobacco Co. v. French) $500,000, and directed the trial court to hold defendants jointly and severally liable. Defendants’ motion for rehearing was denied in April 2005. In December 2005, after exhausting all appeals, PM USA paid $328,759 (including interest of $78,259) as its share of the judgment amount and interest in French and, in August 2007, PM USA paid $229,293.11 (including interest of $7,380.48) representing its share of attorneys’ fees. PM USA, in March 2008, paid additional attorneys’ fees of $4,700. In May 2009, after appellate proceedings, PM USA paid $157,065.51, representing its share of interest on the attorneys’ fees, thereby concluding French. In November 2007, a jury found in favor of the defendants in a case brought by a flight attendant. As of February 19, 2010, 2,595 cases were pending in the Circuit Court of Dade County, Florida against PM USA and three other cigarette manufacturers.

Domestic Class Actions

Engle, et al. v. R.J. Reynolds Tobacco Co., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 5, 1994. See Item 3. Legal Proceedings for a discussion of this case and the Engle progeny litigation.

Scott, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed May 24, 1996. See Item 3. Legal Proceedings for a discussion of this case.

Young, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed November 12, 1997.

Parsons, et al. v. A C & S, Inc., et al., Circuit Court, Kanawha County, West Virginia, filed February 27, 1998.

Cypret, et al. v. The American Tobacco Company, et al., Circuit Court, Jackson County, Missouri, filed December 22, 1998.

Simms, et al. v. Philip Morris Incorporated, et al., United States District Court, District of Columbia, filed May 23, 2001. In May 2004, plaintiffs filed a motion for reconsideration of the court’s 2003 ruling that denied their motion for class certification. In September 2004, plaintiffs renewed their motion for reconsideration. This motion was denied by the court in December 2006.

Caronia, et al. v. Philip Morris USA Inc., United States District Court, Eastern District, New York, filed January 13, 2006. See Item 3. Legal Proceedings for a discussion of this case.

Donovan, et al. v. Philip Morris, United States District Court, District of Massachusetts, filed March 2, 2007. See Item 3. Legal Proceedings for a discussion of this case.

Peoples, et al. v. Reynolds America, Inc. et al., United States District Court, Northern District, Georgia, filed November 17, 2009. See Item 3. Legal Proceedings for a discussion of this case.

Jackson, et al. v. U.S. Dept. of Health and Human Services, et al., Northern District, Georgia, filed May 1, 2009. See Item 3. Legal Proceedings for a discussion of this case.

HEALTH CARE COST RECOVERY LITIGATION

The following lists the health care cost recovery actions pending against PM USA and, in some cases, Altria Group, Inc. and/or its other subsidiaries and affiliates as of February 19, 2010 and describes certain developments in these cases since October 26, 2009. See International Cases below for a list of international health care cost recovery actions.

As discussed in Item 3. Legal Proceedings, in 1998, PM USA and certain other United States tobacco product manufacturers entered into a Master Settlement Agreement (the “MSA”) settling the health care cost recovery claims of 46 states, the District of Columbia, the Commonwealth of Puerto Rico, Guam, the United States Virgin Islands, American Samoa and the Northern Marianas. Settlement agreements settling similar claims had previously been entered into with the states of Mississippi, Florida, Texas and Minnesota. PM USA believes that some or all of the claims in certain of the health care cost recovery actions listed below are released in whole or in part by the MSA, or that recovery in any such actions should be subject to the offset provisions of the MSA.

City of St. Louis Case

City of St. Louis, et al. v. American Tobacco, et al., Circuit Court, City of St. Louis, Missouri, filed November 23, 1998. In November 2001, the court granted in part and denied in part defendants’ motion to dismiss and dismissed three of plaintiffs’ eleven claims. In June 2005, the court granted in part defendants’ motion for summary judgment limiting plaintiffs’ claims for past compensatory damages to those that accrued after November 16, 1993, five years prior to the filing of the suit. In June 2009, the court denied two of defendants’ motions for summary judgment. The trial is scheduled to begin no earlier than January 2011. See Item 3. Legal Proceedings for further discussion of this case.

Department of Justice Case

The United States of America v. Philip Morris Incorporated, et al., United States District Court, District of Columbia, filed September 22, 1999. See Item 3. Legal Proceedings for a discussion of this case.

Medicare Secondary Payer Act Case

National Committee to Preserve Social Security and Medicare, et al. v. Philip Morris USA, et al., United States District Court, Eastern District, New York, filed May 20, 2008. See Item 3. Legal Proceedings for a discussion of this case.

“LIGHTS/ULTRA LIGHTS” CASES

The following lists the “Lights/Ultra Lights” cases pending against Altria Group, Inc. and/or its various subsidiaries and others as of February 19, 2010, and describes certain developments since October 26, 2009. See International Cases below for a reference to one “Lights” action pending in Israel.

Cleary, et al. v. Philip Morris Incorporated, et al., United States District Court, Northern District, Illinois, filed June 3, 1998. See Item 3. Legal Proceedings for a discussion of this case.

Aspinall, et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Superior Court, Suffolk County, Massachusetts, filed November 24, 1998. In October 2001, the court granted plaintiffs’ motion for class certification, and defendants appealed. In May 2003, the single Justice sitting on behalf of the Massachusetts Court of Appeals decertified the class. In August 2004, Massachusetts’ highest court affirmed the trial court’s ruling and reinstated the class certification order. See Item 3. Legal Proceedings for further discussion of this case.

Marrone v. Philip Morris Companies, Inc., et al., Court of Common Pleas, Medina County, Ohio, filed November 8, 1999. On August 10, 2009, the plaintiffs voluntarily dismissed this case. See Item 3. Legal Proceedings for additional reference to this case.

Price, et al v. Philip Morris Inc., Circuit Court, Third Judicial Circuit, Madison County, Illinois, filed February 10, 2000. See Item 3. Legal Proceedings for a discussion of this case.

Craft, et al. v. Philip Morris Companies Inc., et al., Circuit Court, City of St. Louis, Missouri, filed February 15, 2000. In December 2003, the trial court granted plaintiffs’ motion for class certification. In September 2004, the court granted in part and denied in part PM USA’s motion for reconsideration. In August 2005, the Missouri Court of Appeals affirmed the trial court’s class certification order. See Item 3. Legal Proceedings for further discussion of this case.

Hines, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Fifteenth Judicial Circuit, Palm Beach County, Florida, filed February 23, 2001. In February 2002, the court granted plaintiffs’ motion for class certification, and defendants appealed. In December 2003, a Florida District Court of Appeal decertified the class. In March 2004, plaintiffs filed a motion for rehearing, en banc review or certification to the Florida Supreme Court. In December 2004, the Florida Supreme Court stayed further proceedings pending the resolution of the Engle case discussed in Item 3. Legal Proceedings. In January 2008, the Florida Supreme Court rejected plaintiffs’ petition for further review.

Moore, et al. v. Philip Morris Incorporated, et al., Circuit Court, Marshall County, West Virginia, filed September 17, 2001.

Curtis, et al. v. Philip Morris Companies Inc., et al., Fourth Judicial District Court, Minnesota, filed November 28, 2001. See Item 3. Legal Proceedings for a discussion of this case.

Lawrence, et al. v. Philip Morris Incorporated (formerly known as Tremblay, et al., v. Philip Morris Incorporated), Superior Court, Rockingham County, New Hampshire, filed March 29, 2002. The case has been consolidated with another “Lights/Ultra Lights” case.

Pearson v. Philip Morris Incorporated, et al., Circuit Court, Multnomah County, Oregon, filed November 20, 2002. See Item 3. Legal Proceedings for a discussion of this case.

Virden v. Altria Group, Inc., et al., Circuit Court, Hancock County, West Virginia, filed March 28, 2003.

Stern, et al. v. Philip Morris USA Inc., et al., Superior Court, Middlesex County, New Jersey, filed April 4, 2003. In March 2006, the court granted PM USA’s motion to strike plaintiffs’ class certification motion, and plaintiffs filed a motion for reconsideration. A renewed motion for class certification was denied in November 2007.

Arnold, et al. v. Philip Morris USA Inc., Circuit Court, Madison County, Illinois, filed May 5, 2003.

Watson, et al. v. Altria Group, Inc., et al., Circuit Court, Pulaski County, Arkansas, filed May 29, 2003. See Item 3. Legal Proceedings for a discussion of this case.

Holmes, et al. v. Philip Morris USA Inc., et al., Superior Court, New Castle County, Delaware, filed August 18, 2003. In June 2006, PM USA filed a motion for summary judgment on preemption and consumer protection statutory exemption grounds. PM USA later withdrew this motion, but in April 2009, PM USA filed a renewed motion for summary judgment on consumer protection statutory exemption grounds. This motion was denied on December 4, 2009.

Schwab, et al. v. Philip Morris USA Inc., et al., United States District Court, Eastern District, New York, filed May 11, 2004. See Item 3. Legal Proceedings for a discussion of this case.

Miner, et al. v. Altria Group, Inc., et al., Circuit Court, Franklin County, Arkansas, filed December 29, 2004. See Item 3. Legal Proceedings for a discussion of this case.

Mulford, et al. v. Altria Group, Inc., et al., United States District Court, New Mexico, filed June 9, 2005. See Item 3. Legal Proceedings for a discussion of this case.

Good, et al. v. Altria Group, Inc., et al., United States District Court, Maine, filed August 15, 2005. See Item 3. Legal Proceedings for a discussion of this case.

Tang v. Philip Morris USA Inc., United States District Court, Eastern District, New York, filed December 17, 2008.

Biundo, et al. v. Philip Morris USA Inc., et al., (formerly known as Goins, et al. v. Philip Morris USA Inc., et al.), United States District Court, Northern District, Illinois, filed December 23, 2008. The case was removed to federal court. In May 2009, plaintiff’s motion to amend the complaint was granted after the claims of the initial class representative were dismissed without prejudice.

Tyrer, et al. v. Philip Morris USA Inc., et al., United States District Court, Southern District, California, filed January 14, 2009.

Domaingue, et al. v. Philip Morris USA Inc., et al., United States District Court, Eastern District, New York, filed March 19, 2009.

Wyatt, et al. v. Philip Morris USA Inc., et al., (formerly Nikolic, et al. v. Philip Morris USA Inc., et al.), United States District Court, Eastern District, Wisconsin, filed June 16, 2009.

Mirick, et al. v. Philip Morris USA Inc., et al., United States District Court, Southern District, Mississippi, filed July 2, 2009.

Williams v. Altria Group, Inc., United States District Court, Eastern District, Arkansas, filed July 6, 2009.

Slater, et al. v. PM USA, et al., United States District Court, District of Columbia, filed November 12, 2009.

Corse, et al. v. PM USA, et al., United States District Court, Middle District, Tennessee, filed November 25, 2009.

Parsons, et al. v. PM USA, et al., United States District Court, District of Columbia, filed December 2, 2009.

Haubrich, et al. v. Philip Morris USA Inc., United States District Court, Eastern District, Pennsylvania, filed December 9, 2009.

Kelly v. Martin & Bayley, Inc. et al., Circuit Court, Madison County, Illinois, filed February 4, 2005. This case is an individual smoker lawsuit brought in Illinois state court on behalf of an alleged smoker of “Lights” cigarettes. See Item 3. Legal Proceedings for a discussion of this case.

Many of the cases above have been consolidated by the Judicial Panel on Multidistrict Litigation in the United States District Court for the District of Maine. For a discussion of this consolidation, see Item 3. Legal Proceedings.

INTERNATIONAL CASES

Canada

Her Majesty the Queen in Right of British Columbia v. Imperial Tobacco Limited, et al., Supreme Court, British Columbia, Vancouver Registry, Canada, filed January 24, 2001. In June 2003, the trial court granted defendants’ motion to dismiss the case, and plaintiff appealed. In May 2004, the appellate court reversed the trial court’s decision. Defendants appealed. In September 2005, the Supreme Court of Canada ruled that the legislation permitting the lawsuit is constitutional, and, as a result, the case will proceed before the trial court. In September 2006, the British Columbia Court of Appeal rejected PM USA’s motion seeking dismissal from the case on jurisdictional grounds. In April 2007, the Supreme Court of Canada denied PM USA’s motion seeking leave to appeal the jurisdictional decision. In June 2007, several defendants filed Third Party Notices against the Federal Government of Canada seeking contribution and indemnification from the Federal Government. In April 2008, the trial court dismissed the Third Party Notices and PM USA joined in an appeal of the dismissal to the British Columbia Court of Appeals. On December 8, 2009, the British Columbia Court of Appeals ruled that defendants can proceed against the Federal Government as a third party on the theory that the Federal Government negligently misrepresented to defendants the efficacy of a low tar tobacco variety that the Federal Government developed and licensed to defendants, a decision that the Federal Government has appealed.

Her Majesty the Queen in Right of the Province of New Brunswick v. Rothmans, Inc. et al., Court of the Queen’s Bench, New Brunswick, Fredericton, Canada, filed March 13, 2008. The complaint alleges deceit and misrepresentation, failure to warn, marketing to minors, negligent design and manufacture, conspiracy and concerted actions and seeks reimbursement for past, present and future healthcare costs of individuals with tobacco-related injuries. Defendants have filed with the Canadian Supreme Court a motion for leave to appeal the trial court's ruling that a contingency fee arrangement between the Province and U.S. litigation counsel is not unlawful.

Her Majesty the Queen in Right of Ontario v. Rothmans Inc., et al., Superior Court of Ontario, Canada, filed on or about September 30, 2009. This health care cost recovery action is nearly identical in substance and named defendants to the suits brought in British Columbia and New Brunswick.

Adams, et al. v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench for Saskatchewan, Judicial Centre of Regina, Canada, filed July 10, 2009. The defendants named in this smoking and health class action lawsuit include PM USA and Altria Group, Inc. See Item 3. Legal Proceedings for a discussion of this case.

Suits have been filed in three other Provinces in Canada that seek similar relief against the same defendants as in Adams. The cases are: Dorion, et al. v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench of Alberta, Judicial District of Calgary, Canada, filed on or about June 17, 2009; Kunta, et al. v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench, Winnipeg Centre, Canada, filed on an unknown date in June 2009; and Semple, et al. v. Canadian Tobacco Manufacturers’ Council, et al., Supreme Court of Nova Scotia, Canada, filed on or about June 18, 2009.

Israel

Kupat Holim Clalit v. Philip Morris USA, et al., Jerusalem District Court, Israel, filed September 28, 1998. Defendants’ motion to dismiss this health care cost recovery case was denied by the district court. In June 2004, defendants filed a motion with the Israel Supreme Court for leave to appeal. The appeal was heard by the Supreme Court in March 2005, and the parties are awaiting the court’s decision.

El-Roy, et al. v. Philip Morris Incorporated, et al., District Court of Tel-Aviv/Jaffa, Israel, filed January 18, 2004. Hearings on plaintiffs’ motion for class certification were held in November and December 2008.

Dr. Eliezer Amsterdam v. Philip Morris Ltd., et al., Jerusalem District Court, Israel, filed July 20, 2009. Plaintiff has not yet served his refiled individual smoking and health complaint on PM USA.

See Item 3. Legal Proceedings for a discussion of the Distribution Agreement between Altria Group, Inc. and PMI, which provides for indemnities for certain liabilities concerning tobacco products.

CERTAIN OTHER TOBACCO-RELATED ACTIONS

The following lists certain other tobacco-related litigation pending against Altria Group, Inc. and/or its various subsidiaries and others as of February 19, 2010, and describes certain developments since October 26, 2009.

Tobacco Price Cases

Smith, et al. v. Philip Morris Companies Inc., et al., District Court, Seward County, Kansas, filed February 9, 2000. In November 2001, the court granted plaintiffs’ motion for class certification. The case is pending; there is no trial date.

Romero, et al. v. Philip Morris Companies Inc., et al., First Judicial District Court, Rio Arriba County, New Mexico, filed April 10, 2000. Plaintiffs’ motion for class certification was granted in April 2003. In February 2005, the New Mexico Court of Appeals affirmed the class certification decision. In June 2006, defendants’ motion for summary judgment was granted and the case was dismissed. Plaintiffs appealed the trial court’s grant of summary judgment. In November 2008, the New Mexico Court of Appeals reversed the summary judgment decision. In February 2009, the New Mexico Supreme Court granted the petition for writ of certiorari filed by PM USA and other defendants. Argument before the New Mexico Supreme Court was held on February 22, 2010.

Cases under the California Business and Professions Code

Brown, et al. v. The American Tobacco Company, Inc., et al., Superior Court, San Diego County, California, filed June 10, 1997. See Item 3. Legal Proceedings for a discussion of this case.

MSA-Related Cases

PM USA is one of several defendants in a case filed in Kentucky by an MSA-participating manufacturer that is not an original participating manufacturer. There are other cases in a number of states in which plaintiffs have challenged the MSA and/or legislation implementing it, but PM USA is not a defendant in these cases. See Item 3. Legal Proceedings for discussion of these proceedings.

Possible Adjustments in MSA Payments for 2003 to 2008

See Item 3. Legal Proceedings for a description of these proceedings.

Ignition Propensity Cases

Sarro v. Philip Morris USA Inc., United States District Court, Massachusetts, filed December 20, 2007. Plaintiff contends that a Marlboro cigarette caused a fire that led to an individual’s death. Plaintiff seeks $250,000 for property damage and an unspecified amount in damages for wrongful death. In August 2009, PM USA’s motion to dismiss the case was granted in part, but the trial court ruled that two claims unrelated to product design could go forward. On January 13, 2010, plaintiff filed a motion for reconsideration or to certify questions to the Massachusetts Supreme Judicial Court.

Walker, et al. v. Philip Morris USA, Inc., et al., United States District Court, Western District, Kentucky, filed February 1, 2008. Plaintiffs are the representatives and heirs of nine of the ten individuals who died in a house fire allegedly caused by a Marlboro Lights cigarette. Plaintiffs seek unspecified amounts in actual damages, punitive damages and interest. In addition to PM USA, the defendants named in the complaint include Altria Group, Inc. In February 2009, the court, upon motion of the defendants, dismissed plaintiffs’ claims. Plaintiffs filed a notice of appeal in March 2009. The appeal currently is pending before the United States Court of Appeals for the Sixth Circuit.

Kerr v. PM USA, et al., United States District Court, Southern District, Mississippi, filed February 27, 2009 in the Circuit Court, Jackson County, Mississippi. Plaintiff is the representative of the estate of an individual whose death was caused by a fire allegedly arising from a cigarette. PM USA removed the case to federal court in July 2009. PM USA’s motion for summary judgment is pending.

Green v. PM USA, et al., Circuit Court, Colbert County, Alabama, filed April 7, 2009. Plaintiff is the representative of the estate of an individual whose death was caused by a fire allegedly arising from a cigarette.

Hallmark v. PM USA, et al., Circuit Court, Colbert County, Alabama, filed April 7, 2009. Plaintiff is the representative of the estate of an individual whose death was caused by a fire allegedly arising from a cigarette.

Villarreal v. Altria Group, Inc., et al., District Court, Nueces County, Texas (Corpus Christi), filed July 1, 2009. Plaintiff is the representative of the estate of an individual whose death was caused by a fire allegedly arising from a cigarette. PM USA removed the case to federal court in August 2009. Plaintiff’s motion to remand to state court was granted on January 29, 2010.

UST LITIGATION

The following lists certain actions pending against UST and/or its subsidiaries as of February 19, 2010.

Vassallo v. United States Tobacco Co., et al., Circuit Court of the Judicial District, Miami-Dade County, Florida, filed November 12, 2002.

Hill, et al. v. U.S. Smokeless Tobacco Company, Connecticut Superior Court, filed March 7, 2005. Trial in the case is scheduled to commence in December 2010.